SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                      [x]
Filed by a Party other than the Registrant   [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement              [ ] Confidential, for Use of the
                                                 Commission Only (as permitted
[ ] Definitive Proxy Statement                   by Rule 14a-6(e)(2))
[x] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       FLORIDA EAST COAST INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         -----------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

     (5) Total fee paid:

         -----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

     (3) Filing Party:

         -----------------------------------------------------------------------

     (4) Date Filed:

         -----------------------------------------------------------------------

                               An Overview of the
                              Recapitalization and
                                  Distribution

                                  ------------

                         Presentation to Shareholders of
                       Florida East Coast Industries, Inc.

                                February 24, 2000

                                   Background

o In October 1999, FECI entered into an agreement with St. Joe to remove St. Joe as the controlling shareholder of FECI

o In order for the separation to be tax-free to St. Joe and its shareholders, St. Joe is required to own shares having the right to elect 80% of the FECI Board immediately before it distributes the stock to its shareholders

o   FECI has agreed to effect a recapitalization of its stock into two classes:
    Class A (with the right to elect 20% of the Board) and Class B (with the right to elect 80% of the Board) (the "Recapitalization")

o As part of the Recapitalization, St. Joe will own Class B common stock while the rest of FECI's current shareholders will own Class A common stock

o St. Joe will then distribute all of its Class B common stock to its shareholders (the "Distribution")

o FECI will also adopt corporate governance provisions designed to foster FECI's growth as an independent company and protect FECI shareholders from unsolicited takeover proposals that treat Class A and Class B shareholders differently

    - For example, the Amended Articles include a significant limitation on the voting rights of holders of large blocks of Class B stock

    - Also, the FECI Board has agreed to adopt a shareholder rights plan to prevent unsolicited acquisition of control of FECI through the purchase of only Class B shares

                            Vote and Recommendation

o Required vote: FECI and St. Joe have agreed not to consummate the Recapitalization and the Distribution unless they receive approval from a majority of the FECI shareholders unaffiliated with St. Joe

o A Special Committee of the FECI Board, consisting of directors not affiliated with St. Joe, the DuPont Trust or the Nemours Foundation, evaluated the Transactions with the help of an outside financial advisor and outside counsel

o The Special Committee has determined that the Transactions are in the best interests of FECI and its shareholders and unanimously recommends that FECI shareholders approve the Transactions

                          Benefits of the Transactions

As an independent company, FECI expects to derive numerous benefits from the Transactions. FECI believes that the Transactions will:

o enable FECI to establish a capital structure independent of St. Joe (e.g., incur debt, repurchase equity)

o allow FECI to pursue its independent business interests (e.g., acquisitions, business and asset sales)

o increase in liquidity and public float of FECI common stock, which enhances FECI's ability to attract equity research coverage

o facilitate the use of FECI stock for future acquisitions and as a source of capital

                          Benefits of the Transactions
                                  (continued)

o increase FECI's ability to engage in future corporate transactions (e.g., establishing a REIT or implementing a spin-off)

o improve the focus of FECI's management by providing a more stable platform for recruiting and retaining top quality management and increase flexibility in employee compensation tied to shareholder value creation

o restructure FECI's real estate relationship with St. Joe to increase FECI's direct control over its portfolio

                                Recapitalization

o As a technical matter, the Recapitalization will be effected through a merger of a subsidiary of St. Joe with and into FECI

o As a result of the merger, each share of FECI common stock currently owned by St. Joe will be converted into one share of Class B common stock and each other share of outstanding FECI common stock will be converted into one share of Class A common stock

                          FECI's New Capital Structure

FECI's capital structure will be modified as follows:

o Class A elects 20% and Class B elects 80% of the FECI Board, with cumulative voting (within each class). On other matters, Class A and Class B shares are identical and vote together as a single class with one vote per share

    - With respect to election or removal of directors, holders of 15% or more of the outstanding Class B stock may only vote their economic interest (as discussed below)

o Class A and Class B have identical economics (including per share dividends, consideration upon a merger and upon liquidation)

o A majority of Class A and Class B holders, voting together as a single class, can effect a future recapitalization of FECI to eliminate the two class structure

                           Class B Voting Limitation

With respect to the election or removal of directors, a holder of 15% or more of the Class B stock may only freely vote such number of shares as the "economic interest" in FECI represented by those shares.



The vote relating to the holder's remaining Class B shares is applied pro rata in accordance with the votes of all other Class B shareholders.

                   Limitation on the Charities' Control over
                             Election of Directors

o After the Distribution, the Trust and the Foundation will hold approximately 61% of Class B common stock, which represents a 33% economic interest in FECI

o Because of the Class B Voting Limitation, the Trust and the Foundation will be able to control the election of only 3 out of 10 directors (which equates with their 33% economic interest in the company)

Compared to:

o Without the Class B Voting Limitation, the Trust and the Foundation would have been able to control the election of 5 directors

o Currently, because of its 54% interest in FECI, St. Joe is able to control the election of 5 out of 9 directors

                        Corporate Governance Provisions

The Amended Articles and Amended Bylaws of FECI include certain provisions designed to deter unsolicited takeover attempts that discriminate between the Class A and Class B shareholders, including:

o   blank-check preferred stock

o   no shareholder action by written consent

o   shareholder notice requirements for director nominations

o   removal of directors only for "cause"

                                  Rights Plan

In connection with the Transactions, the FECI Board has agreed to adopt a shareholder Rights Plan designed to protect the interests of Class A shareholders. The Rights Plan is intended to:

o prevent unsolicited acquisition of control of FECI through the purchase of only Class B shares

o encourage takeover offers that treat Class A and Class B shareholders equally

o deter coercive or unfair takeover tactics o encourage bidders to negotiate with the Board

o   encourage bidders to negotiate with the Board

                            Rights Plan-- Mechanics

o   Customary in form

o Triggered by any person acquiring a percentage of (1) Class B stock or (2) the total outstanding common stock that is higher than the percentages owned by the Trust and the Foundation on the date of the Distribution (which will be no higher than 62% and 39% respectively)

o Once triggered, holders of the Rights will be able to purchase for the exercise price shares of Class B stock having a market value of twice the exercise price

o   Rights owned by the Acquiring Person will become void

o "Chewable Plan"-- will not apply to offers to purchase all shares of common stock for equal per share consideration

                             Shareholders Agreement

After the Distribution, the Trust and the Foundation will own approximately 61% of the Class B stock. They have entered into an agreement with FECI, in which they agreed:

o   not to purchase additional shares in St. Joe until the Distribution

o   not to sell any shares of FECI for the 6 months following the Distribution

o only to make limited sales after 6 months and until the second anniversary of the Distribution

o   not to acquire additional FECI stock for 3 years after the Distribution

                            Real Estate Transactions

FECI (through GCC, its real estate subsidiary) and St. Joe have agreed to restructure their real estate relationship in connection with their separation. The have agreed to:

o jointly own and develop certain properties owned or to be acquired in the future by GCC or St. Joe

o   shift the performance of asset management services from St. Joe to GCC

o St. Joe will provide property management services for certain properties owned by GCC

o St. Joe will become, at market-based rates, the designated developer for specific properties for which St. Joe has already provided pre-development financial analysis and development services for a period of 3 years following the Distribution

                      Real Estate Transactions-- Benefits

FECI expects that this restructuring will:

o allow FECI to capitalize on high quality services provided by St. Joe while increasing GCC's direct control over its portfolio as well as facilitating market diversification

o increase GCC's flexibility to manage capital risk through third-party equity or debt investment

o   provide GCC with $6 million cash payment

o   require that St. Joe meet high standards of performance